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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-58570) pertaining to the 1983 Incentive Stock Option Plan of ODS Networks, Inc. and the 1987 Incentive Stock Option Plan of ODS
Networks, Inc., the Registration Statement (Form S-8, No. 33-34476) pertaining to the 1995 Stock Option Plan of ODS Networks, Inc., the Registration Statement (Form S-8, No. 33-34484) pertaining to the 1995 Non-employee Director Stock Option Plan of ODS Networks, Inc., the Registration Statement (Form S-8,
No. 33-42927) pertaining to the 1997 Employee Stock Purchase Plan of ODS Networks, Inc., the Registration Statement (Form S-8, No. 33-80898) pertaining to the ODS 401(k) Savings Plan of ODS Networks, Inc. and the Registration Statement (Form S-8, No. 333-53813) pertaining to the Essential Communication Corporation 1996 Stock Option Plan of our report dated January 19, 2000, of ODS Networks, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

    Our audits also included the financial statement schedule of ODS
Networks, Inc. listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

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                                          Dallas, Texas
                                          March 10, 2000